Exhibit 99.2

Constellation Energy and EDF Group Enter Definitive

Investment Agreement

EDF Development Inc. to acquire 49.99 percent interest in Constellation

Energy’s nuclear generation and operation business for $4.5 billion

Agreement includes immediate $1 billion cash investment in Constellation

Energy and option to sell to EDF Development Inc. up to $2 billion of non-

nuclear generation assets

Constellation Energy to remain independent publicly traded company

Investment by EDF Development Inc. enhances Constellation Energy’s long-

term stability and liquidity position

Transaction extends EDF Group’s nuclear expertise in U.S.

Transaction expected to close in six to nine months

BALTIMORE and PARIS – Dec. 17, 2008 – Constellation Energy (NYSE: CEG) and EDF Development Inc. (a wholly owned subsidiary of EDF) today announced a definitive investment agreement under which EDF Development Inc., will acquire a 49.99 percent interest in Constellation Energy Nuclear Group, LLC, for $4.5 billion. Constellation Energy Nuclear Group owns 3,869 megawatts of nuclear generating capacity, which consists of the Calvert Cliffs Nuclear Power Plant in Maryland, and Nine Mile Point Nuclear Station and R.E. Ginna Nuclear Power Plant in New York. EDF Development Inc.’s interest in Constellation Energy Nuclear Group will be structured as a new joint venture between the companies, separate from the existing UniStar joint venture.

Under the terms of the agreement, EDF Group will also make several key investments to strengthen Constellation Energy’s liquidity position:

•

EDF Development Inc. is making an immediate $1 billion cash investment in Constellation Energy through the purchase of newly issued Constellation Energy Series B non-convertible cumulative preferred stock, which will be surrendered to Constellation Energy upon closing of the transaction and credited against the $4.5 billion purchase price for EDF’s interest in Constellation Energy Nuclear Group.

•

To provide Constellation Energy with additional liquidity support, EDF Development Inc. and Constellation Energy have entered into a two-year asset put option that allows Constellation Energy to sell to EDF up to $2 billion of non-nuclear generation assets.

•

EDF Group has provided Constellation Energy a $600 million interim backstop liquidity facility, which will remain available until receipt of all regulatory approvals relating to the transfer of the non-nuclear generation assets that could be sold under the asset put option or the date that is six months after the date of the investment agreement, whichever is earlier.

“This agreement with EDF Development Inc. provides an opportunity for Constellation Energy shareholders to achieve greater value for the company’s significant asset base,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “The investment also provides the liquidity support to stabilize and grow our business as an independent public company dedicated to serving our customers across the country. EDF Group has been a proven partner of ours in the development of new nuclear plants in the U.S, and we welcome their involvement in the ownership of our existing fleet. As the largest owner of nuclear plants in the world, EDF Group brings experience, scale and financial strength to Constellation Energy’s future.”

In the U.S., EDF Group and Constellation Energy have an existing partnership through their UniStar joint venture to build, own and operate new nuclear generation. EDF Group is also a leading provider and developer of wind and solar generation in the U.S. through EDF Energies Nouvelles’ U.S. subsidiary, EnXco.

EDF chairman and chief executive officer Pierre Gadonneix said: “This agreement further illustrates the strong relationship between EDF Group and Constellation Energy with the shared objective of leading the nuclear renaissance in the U.S. EDF Group and Constellation Energy intend to develop four Evolutionary Power Reactors (EPR) through the UniStar joint venture with the immediate focus on breaking ground for Calvert Cliffs Unit 3 as soon as the regulatory process allows, perhaps as early as 2009.

“EDF Group has long believed that there are significant benefits to be realized between the development of new nuclear assets and the operation and ownership of existing nuclear facilities, such as those owned and operated by Constellation Energy,” continued Gadonneix. “Through this agreement, we can capitalize on these benefits and EDF Group’s nuclear expertise to drive further growth to the benefit of shareholders, customers and employees of both EDF Group and Constellation Energy. We look forward to working further with Constellation Energy in the development of new nuclear generation in Maryland, New York and beyond. This agreement will contribute significantly to non-CO2 emitting energy generation in the U.S.”

In connection with the new joint venture, Constellation Energy and EDF Development Inc. each will appoint five members to a new Board of Directors, with a casting vote on matters related to safety, security and reliability to the chairman of the new joint venture (a U.S. citizen) appointed by Constellation Energy. The vice-chairman of the joint venture board will be appointed by EDF Development Inc. In addition, EDF Group will have an observer seat on Constellation Energy’s Board of Directors, and, upon closing of the transaction, will have the right to designate one director to Constellation Energy’s Board.

The agreement announced today reflects an amended offer from EDF Group, which follows the company’s initial proposal to Constellation Energy’s Board of Directors on Dec. 2, 2008. Upon careful consideration, and in consultation with its financial and legal advisors, Constellation Energy’s Board has determined that the revised EDF Group proposal is in the best interests of Constellation Energy’s shareholders. In conjunction with the agreement, MidAmerican Energy Holdings Company and Constellation Energy have jointly terminated the prior merger agreement, as separately announced today.

As a demonstration of its commitment to the U.S. nuclear renaissance, and in particular, Maryland’s future role in that renaissance, EDF Group will move its U.S. headquarters to Maryland. EDF Group will also invest $20 million in a new visitor and environmental center at Calvert Cliffs, consistent with the companies’ focus on breaking ground on a third nuclear unit at Calvert Cliffs as soon as the regulatory process allows.

Additionally, as part of its commitment to Maryland, EDF Group will invest $36 million in the Constellation Energy Group Foundation to support future charitable endeavors for the long-term benefit of the Baltimore community and the state of Maryland.

The transaction is not subject to a financing condition. EDF Group will finance the transaction, including the agreed liquidity arrangements, through corporate funds and credit facilities.

The companies expect to receive the necessary regulatory approvals for the acquisition of EDF Development Inc.’s interest in Constellation Energy’s nuclear generation and operation business and close the transaction within six to nine months. The companies will work closely with Maryland regulators to make them fully informed of the transaction’s details. Approval from Constellation Energy’s shareholders is not required.

J.P. Morgan is acting as exclusive financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor, to EDF. Morgan Stanley, Rothschild, Credit Suisse and UBS Investment Bank are serving as financial advisors, and Kirkland & Ellis LLP is serving as legal advisor, to Constellation Energy.

Constellation Energy and EDF Group Investor Call

Constellation Energy and EDF Group will host a conference call at 12:00 p.m. (EST) on Wednesday, Dec. 17, 2008, to review the agreement. To participate, analysts, investors, media and the public in the U.S. may dial (888) 455-2894 shortly before 12:00 p.m. The international phone number is (773) 681-5899. The conference password is ENERGY. A replay will be available approximately one hour after the end of the call by dialing (888) 482-2240 or (402) 998-1365 (international).

A live audio webcast of the conference call, presentation slides and the press release will be available on the Investor Relations page of Constellation Energy’s Web site (http://www.constellation.com). A webcast replay, as well as a replay in downloadable MP3 format, will also be available on the site shortly after the completion of the call. The call will also be recorded and archived on the site.

About Constellation Energy

Constellation Energy (http://www.constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 83 generating units located throughout the United States, totalling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

About EDF Group

The EDF Group, one of the leaders in the energy market in Europe, is an integrated energy company active in all businesses: production, transport, distribution, energy selling and trading. The Group is the leading electricity producer in Europe. EDF’s nuclear production capacity, the largest in the world, consists of 58 power plants on 19 sites. In France, it has mainly nuclear and hydroelectric power plants where 95% of the electricity output involves no CO2 emissions. EDF’s transport and distribution subsidiaries operate 1,246,000 km of low and medium voltage overhead and underground electricity lines and around 100,000 km of high and very high voltage networks. The Group is involved in supplying energy and services to more than 38 million customers around the world, including more than 28 million in France. The Group generated consolidated sales of € 59.6 billion, (or $81.06 billion1), in 2007, of which 44% originated in Europe excluding France. EDF is listed on the NYSE-Euronext Paris stock exchange as one of the largest market cap companies.

1 1€ = 1,36 US$

Press Contacts for Constellation Energy:

Robert L. Gould/Debra Larsson, + 1- 410-470-7433

Press Contacts for EDF in France

Marie-Sylvie de Longuerue

+33.1.40.42.73.97

+33.1.40.42.46.37

marie-sylvie.de-longuerue@edf.fr

François Molho

+33.1.40.42.25.90

+33.1.40.42.46.37

francois.molho@edf.fr

Carole Trivi

+33.1.40.42.44.19

+ 33.1.40.42.46.37

carole.trivi@edf.fr

Press Contacts for EDF in the US

Barrett Golden / Kelly Sullivan / Eric Brielmann

at Joele Frank, Wilkinson Brimmer Katcher

+1-212-355-4449

Analyst and Investor Contacts for Constellation Energy:

Janet Mosher, +1-410-470-1884

FD For Constellation Energy: Kal Goldberg, +1-212-850-5731

Michael Geczi, +1-312-553-6735

Analyst and Investor Contacts for EDF:

David Newhouse

+33.1.40.42.32.45

david.newhouse@edf.fr

Stéphanie Roger-Selwan

+33.1.40.42.18.48

stephanie.roger-selwan@edf.fr

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Constellation Energy and EDF and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward looking statements. Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Constellation Energy and EDF. Actual results may differ materially from the results anticipated in these forward-looking statements. There can be no assurance as to the timing of the closing of the transaction, or whether the transaction will close at all. The following factors, among others, could cause or contribute to such material differences: the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of Constellation Energy; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, other business partners or government entities. Additional factors that could cause Constellation Energy’s results to differ materially from those described in the forward-looking statements can be found in Constellation Energy’s periodic reports filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s Web site (http://www.sec.gov) at no charge. Constellation Energy assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.